Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com
DASAN Zhone Announces Receipt of Letter from Nasdaq Regarding Non-Compliance
Oakland, California, November 18, 2016 – DASAN Zhone Solutions, Inc. (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, today announced that on November 16, 2016, it received a letter from The Nasdaq Stock Market LLC ("Nasdaq") notifying the company that it was not in compliance with the periodic filing requirements for continued listing set forth in Rule 5250(c)(1) of the Nasdaq Marketplace Rules because its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the "Form 10-Q") filed with the Securities and Exchange Commission (the "SEC") on November 15, 2016 had not yet been reviewed by an independent registered public accounting firm. Nasdaq provided the company until January 15, 2017 to submit a plan to regain compliance and, if Nasdaq accepts the company’s plan, Nasdaq can grant the company an additional compliance period until May 8, 2017 to regain compliance. As previously disclosed, the company is still in the process of engaging a new independent registered public accounting firm following the previously disclosed resignation of KPMG, LLP, and the company intends to file an amendment to the Form 10-Q promptly following the company’s engagement of an independent registered public accounting firm and the completion of their review of the interim unaudited financial statements as of and for the three and nine months ended September 30, 2016. If the company is unable to regain compliance with the periodic filing requirements set forth in Rule 5250(c)(1) of the Nasdaq Marketplace Rules during the compliance period, the company’s common stock would be subject to delisting. Delisting from the Nasdaq Capital Market could have a material adverse effect on the company’s business and on the trading of its common stock.
About DASAN Zhone Solutions
DASAN Zhone Solutions, Inc. is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world’s most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone is headquartered in Oakland, California.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the company regaining compliance with the periodic filing requirements set forth in Rule 5250(c)(1) of the Nasdaq Marketplace Rules and the consequences of delisting the company’s common stock from the Nasdaq Capital Market. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the company’s other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release speak only as of the date of this release and the company assumes no obligation to update any forward-looking statements for any reason.

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